CSFB

CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2006-1

DERIVED 12/1/05

 $20,400,000

Classes M-7 and M-8

Mezzanine Certificates Offered

(Approximate)

$781,600,100

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2006-1

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials is referred to as the “Information”.

The Information has been provided by Credit Suisse First Boston.  Neither the Issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein.  The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The Information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates.

The Information addresses only certain aspects of the applicable certificate’s characteristics and thus does not provide a complete assessment.  As such, the Information may not reflect the impact of all structural characteristics of the certificate.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Although a registration statement (including the prospectus) relating to the certificates discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not been filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the certificates discussed in this communication for definitive Information on any matter discussed in this communication.  Any investment decision should be based only on the data in the prospectus and the prospectus supplement (“Offering Documents”) and the then current version of the Information.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current.  A final prospectus and prospectus supplement may be obtained by contacting the Credit Suisse First Boston Trading Desk at (212) 538-8373.

BlackRock Ramp Loss Distribution Analysis

The tables below show the Collateral Loss to Maturity and the Weighted-Average Life (WAL) of the referenced class at the BlackRock CDR Breakeven Percentage.  The Breakeven Percentage of the BlackRock CDR is the highest percentage that can be sustained without a writedown to the referenced class assuming:

•

Various Prepayment Speeds

•

Various Interest Rate Stresses

•

Delinquency Trigger Fails (no stepdown)

•

40% Loss Severity

•

12-Month Lag from Default to Loss

•

CDR Ramp starting at 0% CDR in month 1 to

month 12, from month 13 to month 42 increasing

to 10% CDR, remaining at 10% CDR to month

60, from month 61 to month 108 decreasing to 1.5%

CDR and remaining constant at 1.5% CDR thereafter.

Class M7

	% PPC
	50	100	150	200	50 FRM/ 100 ARM
% of BR_Ramp	208%	336%	788%	2899%	293%
WAL (Yrs)	16.9	8.8	4.8	2.9	12.0
Total Losses	13.38%	8.80%	7.09%	6.38%	9.08%
Loss on Bond	-	-	-	-	-
Libor	Forward	Forward	Forward	Forward	Forward

	% PPC
	50	100	150	200	50 FRM/ 100 ARM
% of BR_Ramp	198%	328%	823%	3016%	274%
WAL (Yrs)	17.5	9.0	4.7	2.9	12.4
Total Losses	12.98%	8.67%	7.28%	6.69%	8.70%
Loss on Bond	-	-	-	-	-
Libor	Fwd + 200 bps	Fwd + 200 bps	Fwd + 200 bps	Fwd + 200 bps	Fwd + 200 bps

	% PPC
	50	100	150	200	50 FRM/ 100 ARM
% of BR_Ramp	153%	291%	854%	3149%	238%
WAL (Yrs)	20.8	9.3	4.7	2.9	13.4
Total Losses	10.83%	8.00%	7.45%	7.00%	7.91%
Loss on Bond	-	-	-	-	-
Libor	Fwd + 400 bps	Fwd + 400 bps	Fwd + 400 bps	Fwd + 400 bps	Fwd + 400 bps

Class M8

%PPC
	50	100	150	200	50 FRM/ 100 ARM
% of BR_Ramp	181%	269%	581%	2284%	234%
WAL (Yrs)	17.6	9.8	5.3	3.1	13.6
Total Losses	12.18%	7.56%	5.84%	5.12%	7.81%
Loss on Bond	-	-	-	-	-
Libor	Forward	Forward	Forward	Forward	Forward

%PPC
	50	100	150	200	50 FRM/ 100 ARM
% of BR_Ramp	172%	261%	610%	2438%	219%
WAL (Yrs)	18.5	10.0	5.2	3.1	14.2
Total Losses	11.78%	7.41%	6.03%	5.44%	7.46%
Loss on Bond	-	-	-	-	-
Libor	Fwd + 200 bps	Fwd + 200 bps	Fwd + 200 bps	Fwd + 200 bps	Fwd + 200 bps

%PPC
	50	100	150	200	50 FRM/ 100 ARM
% of BR_Ramp	130%	229%	637%	2630%	188%
WAL (Yrs)	21.3	10.3	5.2	3.0	15.1
Total Losses	9.58%	6.74%	6.20%	5.80%	6.67%
Loss on Bond	-	-	-	-	-
Libor	Fwd + 400 bps	Fwd + 400 bps	Fwd + 400 bps	Fwd + 400 bps	Fwd + 400 bps

Appendix A

100% Prospectus Prepayment Curve (PPC)

With respect to the fixed rate Mortgage Loans, 100% of the prepayment assumption (the “Fixed PPC”) describes prepayments starting at 4.60% CPR in month 1, increasing by approximately 1.6727% CPR per month to 23% CPR in month 12, and remaining at 23% CPR thereafter.

With respect to the adjustable rate Mortgage Loans, 100% of the prepayment assumption (the “ARM PPC”) describes prepayments starting at 8% CPR in month 1, increasing by 2% in each of the following 11 months.  In months 12 through 22, 100% PPC for the adjustable rate Mortgage Loans assumes 30% CPR.  In months 23 through 27, 100% PPC for the adjustable rate Mortgage Loans assumes 55% CPR.  In month 28 and thereafter, 100% PPC for the adjustable rate Mortgage Loans is assumed to remain constant at 35%.

Forward Libor: